EXHIBIT 21.1

SUBSIDIARIES

Name	State of Incorporation or Organization	Doing Business As
CH Construction, Inc.	Delaware
CH Florida, Inc.	Delaware
Colony Communities, general partnership	Florida	Standard Pacific Homes
Colony Communities, Inc.	Delaware	Standard Pacific Homes
Coppenbarger Communities, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Coppenbarger Homes, general partnership	Florida	Standard Pacific, Standard Pacific Homes
Dove Gallery, LLC	Arizona
Family Lending Services, Inc.	Delaware
HSP Arizona, Inc.	Delaware
HSP Tucson, Inc.	Delaware
HWB Construction, Inc.	Delaware
HWB Investments, Inc.	Delaware
LB/L – Duc II Franceschi LLC	Delaware	Standard Pacific, Standard Pacific Homes
LMD El Dorado 134, LLC	California	Standard Pacific, Standard Pacific Homes
LMD Rocklin 89, LLC	California	Standard Pacific, Standard Pacific Homes
OLP Forty Development, LLC	Florida	Standard Pacific, Standard Pacific Homes
Pala Village Investments, Inc.	Delaware
SP Colony Investments, Inc.	Delaware
SP Coppenbarger Investments	Delaware
SP La Floresta, Inc.	Delaware
SP Texas Investments, Inc.	Delaware
SPH Title, Inc.	Delaware
SPNS Golden Gate, LLC	Delaware	Standard Pacific, Standard Pacific Homes
SPS Affiliates, Inc.	California
Standard Pacific Active Adult Communities, Inc.	Delaware
Standard Pacific Financing, Inc.	California
Standard Pacific Financing, L.P.	Delaware
Standard Pacific of Arizona, Inc	Delaware	Standard Pacific, Standard Pacific Homes, Standard Pacific of Arizona
Standard Pacific of Colorado, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Fullerton, Inc.	Nevada	Standard Pacific, Standard Pacific Homes
Standard Pacific of Orange County, Inc.	Nevada	Standard Pacific, Standard Pacific Homes
Standard Pacific of Texas GP, Inc.	Delaware

Standard Pacific of Texas, L.P.	Delaware	Standard Pacific, Standard Pacific Homes, Standard Pacific of Dallas, Standard Pacific of Houston, Standard Pacific of Austin, Standard Pacific of Texas
Standard Pacific of Tonner Hills, LLC	Delaware
Standard Pacific of Tucson, Inc.	Delaware	Standard Pacific, Standard Pacific Homes
Standard Pacific of Walnut Hills, Inc.	Delaware
StanPac Corp.	Delaware
StanPac LMD, LLC	California	Standard Pacific, Standard Pacific Homes
Walnut Hills Development 268, LLC	California	Standard Pacific, Standard Pacific Homes
Westbrooke Companies, Inc.	Delaware	Westbrooke Homes, Standard Pacific, Standard Pacific Homes
Westbrooke Homes, general partnership	Florida	Westbrooke Homes, Standard Pacific, Standard Pacific Homes
Westfield Homes of Florida, general partnership	Florida	Westfield Homes, Standard Pacific, Standard Pacific Homes
Westfield Homes of Florida, Inc.	Delaware	Westfield Homes, Standard Pacific, Standard Pacific Homes
Westfield Homes of Southwest Florida, general partnership	Florida	Westfield Homes, Standard Pacific, Standard Pacific Homes
Westfield Homes of Southwest Florida, Inc.	Delaware	Westfield Homes, Standard Pacific, Standard Pacific Homes
Westfield Homes of the Carolinas, LLC	Delaware	Westfield Homes, Standard Pacific, Standard Pacific Homes
Westfield Homes USA, Inc.	Delaware	Westfield Homes
WPB Land Holdings, LLC	Florida